Exhibit 24(b)

INTERNATIONAL BUSINESS MACHINES CORPORATION

CERTIFICATE OF THE SECRETARY

I, Christina M. Montgomery, the undersigned Vice President, Assistant General Counsel and Secretary of International Business Machines Corporation, a New York Corporation, do hereby certify as follows:

Attached hereto as Exhibit A is a true copy of the resolutions adopted by the Board of Directors of International Business Machines Corporation, authorizing the officers of the Corporation to execute the Registration Statement, to which this certificate is attached as an exhibit, by power of attorney.

IN WITNESS WHEREOF, I have executed this certificate as of this 26th day of July 2016.

/s/ Christina M. Montgomery
Vice President, Assistant General Counsel and Secretary

Exhibit A

RESOLUTIONS REGARDING

IBM SHELF REGISTRATION STATEMENT

RESOLVED, that the Board of Directors of International Business Machines Corporation (the “Company”) hereby authorizes the issuance and sale of:  (a) notes, debentures or other debt instruments of the Company (the “Indebtedness”); (b) shares of preferred stock, $.01 par value, of the Company (the “Preferred Stock”) or depositary shares representing ownership of and entitlement to all rights and preferences of a fraction of a share of Preferred Stock (the “Depositary Shares”); (c) shares of Capital Stock, $0.20 par value, of the Company (the “Capital Stock”); (d) warrants or other rights to acquire Capital Stock, Preferred Stock or Indebtedness of the Company or securities of any other corporation (the “Warrants”) and (e) guarantees of the Indebtedness of IBM International Group Capital LLC (“IIGC”), an indirect wholly-owned finance subsidiary of the Company, and a wholly-owned subsidiary of IBM to be established in Europe and thereafter designated by the Senior Vice President and Chief Financial Officer under the registration statement (“IBM-EUCO”)  (“Guarantees”).  The Indebtedness, Preferred Stock, Depositary Shares, Capital Stock, Warrants and Guarantees shall sometimes hereinafter be referred to collectively as the “Securities,” and be it further

RESOLVED, that the Indebtedness shall include, without limitation, debt denominated in U.S. dollars or in a foreign currency computed at a conversion rate prevailing on dates determined by either the Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, or any Assistant Treasurer, to be relevant to the issuance of such Indebtedness, and be it further

RESOLVED, that the Chief Executive Officer, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer, and any Assistant Treasurer, or any of them acting individually, be, and they hereby are, delegated full power and authority to authorize and approve the issuance of Indebtedness of the Company, as well as to issue full and unconditional Guarantees of the Indebtedness of IIGC and IBM-EUCO pursuant to these resolutions, and in connection therewith, to determine and approve the terms and provisions of such Indebtedness and Guarantees and of the issuance and sale thereof, including, without limitation, the following:  (i) the principal amount of such Indebtedness, (ii) the final maturity date of such Indebtedness, and any sinking fund or other repayment provisions, (iii) the effective rate of interest of such Indebtedness, (iv) the price at which such Indebtedness shall be sold by the Company, (v) the provisions, if any, for the redemption of such Indebtedness and the premiums, if any, to be paid upon any such redemption, (vi) the right to convert such Indebtedness into or exchange such Indebtedness for shares or other securities of the Company or any other corporation or to issue warrants or other rights to acquire shares or other securities of the Company or any other corporation in conjunction with such Indebtedness, and all terms of such conversion or exchange provisions or warrants or other rights, including the conversion, exchange or exercise prices and any anti-dilution provisions, and the authorization of the issuance of any shares and the delivery of such shares or other securities of the Company or any other corporation upon the conversion or exchange of such Indebtedness or the exercise of such warrants or other rights, (vii) the form, terms and provisions of any indentures, fiscal agency agreements, or other instruments under which such Indebtedness may be issued or guaranteed and the banks or trust companies to act as trustees, fiscal agents and paying agents thereunder, (viii) the preparation and filing of all documents necessary or appropriate in connection with the registration of the Indebtedness and associated Guarantees under the

Securities Act of 1933, the qualification of an indenture under the Trust Indenture Act of 1939 and the qualification under any other applicable Federal, foreign, state, local or other governmental requirements, (ix) the preparation of any offering memorandum or other descriptive material relating to the issuance of such Indebtedness and associated Guarantees, (x) the listing of the Indebtedness and Guarantees on any United States or non-United States stock exchange, and (xi) underwriting arrangements; and be it further

RESOLVED, that the Executive Committee of the Board of Directors, is delegated, without further action of the Board of Directors, full power and authority to authorize the issuance and sale by the Company of Capital Stock, Preferred Stock and Depositary Shares.  In connection therewith, the Executive Committee be, and it hereby is, delegated full power and authority to determine the terms and provisions of the Preferred Stock and of the issuance and sale thereof, including, without limitation, with respect to:  (i) whether the holders thereof shall be entitled to cumulative, noncumulative or partially cumulative dividends and, with respect to shares entitled to dividends, the dividend rate or rates, including, without limitation, the methods and procedures for determining such rate or rates, and any other terms and conditions relating to such dividends, (ii) whether, and if so, to what extent and upon what terms and conditions, the holders thereof shall be entitled to rights upon the liquidation of, or upon any distribution of the assets of, the Company, (iii) whether, and if so, upon what terms and conditions, such shares shall be convertible into, or exchangeable for, shares or other securities of the Company or any other corporation, (iv) whether, and if so, upon what terms and conditions, such shares shall be redeemable, (v) whether the shares shall be redeemable and subject to any sinking fund provided for the purchase or redemption of such shares, and if so, the terms of such fund, (vi) whether the holders thereof shall be entitled to voting rights, and if so, the terms and conditions for the exercise thereof, subject to the provisions of Section 2(f) of Article Four of the Certificate of Incorporation, and (vii) whether the holders thereof shall be entitled to any other preferences or rights, and if so, the qualifications, limitations, or restrictions of such preferences or rights; and be it further

RESOLVED, that the Executive Committee of the Board of Directors, is delegated, without further action of the Board of Directors, full power and authority to authorize the issuance and sale by the Company of Warrants, and the Executive Committee be, and it hereby is, delegated power and authority to determine the terms and provisions of the Warrants and of the issuance and sale thereof, including, without limitation, with respect to:  (i) whether such warrants will be for Indebtedness, Preferred Stock, Depositary Shares or Capital Stock, and (ii) the form, terms and provisions of any warrant agreements; and be it further

RESOLVED, that the proper officers of the Company be, and hereby are, authorized, and directed to prepare for filing with the Securities and Exchange Commission (the “SEC”), Washington, D.C., an automatic or other shelf registration statement on Form S-3ASR or other appropriate form under Rule 415 of the Securities Act of 1933, for Indebtedness, Preferred Stock, Depositary Shares, Capital Stock, Warrants, and Guarantees of the Indebtedness of IIGC and IBM-EUCO, and that each of Virginia M. Rometty, Martin J. Schroeter, Michelle H. Browdy, Stanley J. Sutula III, Simon J. Beaumont and Christina M. Montgomery may sign, or cause to be signed electronically any and all of said Registration Statements (which Registration Statements may constitute post-effective amendments to registration statements previously filed with the SEC) and any and all amendments to the aforementioned Registration Statements, and to file said Registration Statements and amendments thereto so signed with all exhibits thereto, and with any and all other documents in connection therewith, with the SEC on behalf of and as attorneys for the Company, and any actions undertaken by such persons are hereby ratified, approved and adopted in all respects; and be it further

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized in the name and on behalf of the Company, to take any and all action which they may deem necessary or advisable in order to effect the registration or qualification (or exemption therefrom) of the Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States of the United States of America as well as in any foreign jurisdiction, and in connection therewith to execute, acknowledge, verify, deliver, file or cause to be published any applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they deem necessary or as required by law, and that the execution by such officers of any such paper or document, or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority from the Company and the ratification by the Company of the papers and documents so executed and the actions so taken; and be it further

RESOLVED, that the Company is hereby authorized to list the Securities on any public exchanges, and that the proper officers of the Company are hereby authorized on behalf of the Company to execute all listing applications, fee agreements and other documents in connection with the foregoing; and be it further

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to take all such further action and to execute all such further instruments and documents in the name and on behalf of the Company and under its corporate seal or otherwise, and to pay all expenses, duties, imposts and taxes as in their judgment shall be necessary, proper or advisable in order fully to carry out the intent and accomplish the purposes of the foregoing Resolutions; and be it further

RESOLVED, that the proper officers of the Company shall have the authority to further delegate, in whole or in part, the authority provided in these Resolutions to any other officer or employee of the Company or its subsidiaries.